Exhibit 3.373
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	FILED JUL 05 1989	Date Received JUN 29 1989
Administrator
MICHIGAN DEPT OF COMMERCE
Corporation & Securities Bureau
EFFECTIVE DATE:
     CORPORATION IDENTIFICATION NUMBER 386-012
ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read instructions and Paperwork Reduction Act notice on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:
Article I
     The name of the corporation is:
CENTRAL SANITARY LANDFILL, INC.
Article II
The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
Operating a landfill and any other business not prohibited by Act 284 of P.A. of 1972.
Article III
The total authorized capital stock is:
1.	Common Shares 50,000 Par Value Per Share $ 1.00

Preferred Shares Par Value Per Share $
and/or shares without par value as follows:
2.	Common Shares Stated Value Per Share $

Preferred Shares Stated Value Per Share $
3.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

Article IV
1.	The address of the registered office is:

2545 Amy School Road, Pierson		, Michigan	49339
(Street Address)	(City)		(ZIP Code)
2.	The mailing address of the registered office if different than above:

P. O. Box 168, Pierson		, Michigan	49339
(P.O. Box)	(City)		(ZIP Code)
3.	The name of the resident agent at the registered office is: James L. McCormick
Article V
The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
James L. McCormick	2545 Amy School Road, Pierson, MI 49339

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.
I (We), the incorporator(s) sign my [ILLEGIBLE] name(s) this 28th day of June, 1989.

/s/ James L. McCormick
James L. McCormick

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	FILED FEB 4 1991 [ILLEGIBLE]	Date Received FEB 4 1991
EFFECTIVE DATE:
     CORPORATION IDENTIFICATION NUMBER —
RESTATED ARTICLES OF INCORPORATION
OF
CENTRAL SANITARY LANDFILL, INC.
          The undersigned corporation executes these Restated Articles of Incorporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, and as the same may be further amended and in effect from time to time (“Michigan Business Corporation Act”).
1.	The present name of the corporation is Central Sanitary Landfill, Inc.

2.	The corporation identification number (CID) assigned by the Bureau is: 386-012.

3.	All former names of the corporation are: None.

4.	The date of filing the original Articles of Incorporation was July 5, 1989.
          The following Restated Article of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:
ARTICLE I
          The name of the corporation is CENTRAL SANITARY LANDFILL, INC.

ARTICLE II
          The purpose of the corporation is to engage in any one or more lawful acts or activities within the purposes for which a corporation may be formed under the Michigan Business Corporation Act.
ARTICLE III
          The total authorized capital stock of the corporation is Fifty Thousand (50,000) shares of common stock with a par value of One Dollar ($1) per share, all of one class.
ARTICLE IV
          The street address of the current registered office of the corporation is 2545 Amy School Road, Pierson, Michigan 49339.
          The mailing address of the corporation’s current registered office is P.O. Box 168, Pierson, Michigan 49339.
          The name of the current resident agent at the registered office is James L. McCormick.
ARTICLE V
          When a compromise or arrangement or a plan of reorganization of the corporation is proposed between the corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the corporation.

ARTICLE VI
          Any action required or permitted by the Michigan Business Corporation Act, these Articles, or the bylaws of the corporation to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
ARTICLE VII
          The corporation shall indemnify any director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, or is or was serving at the request of the corporation in another capacity, to the fullest extent permitted (in the absence of rights granted under articles of incorporation, bylaws, or a contractual agreement) by the Michigan Business Corporation Act. The corporation may further indemnify directors, and may indemnify persons who are not directors, to the extent authorized by bylaw, resolution of the board of directors, or contractual agreement authorized by the board of directors. A change in the Michigan Business Corporation Act, these Articles, or the bylaws that reduces the scope of indemnification shall not apply to any action or omission that occurs before the change.

ARTICLE VIII
          A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except that a director’s liability is not limited for:
     (1) a breach of the director’s duty of loyalty to the corporation or its shareholders;
     (2) an act or omission not in good faith or that involve intentional misconduct or knowing violation of law;
     (3) a violation of Section 551(1) of the Michigan Business Corporation Act, which section relates to the making of unlawful dividends, distributions, or loans; or
     (4) a transaction from which the director derived an improper personal benefit.
          If the Michigan Business Corporation Act is amended to further eliminate or limit the liability of a director, then a director of the corporation (in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph) shall, to the fullest extent permitted by the Michigan Business Corporation Act, as so amended, not be liable to the corporation or its shareholders. An amendment to or modification or repeal of this Article shall not increase the liability of any director of the corporation for or with respect to any act or omission that occurred before the amendment, modification or repeal.
          This Article applies only to acts or omissions and to breaches of fiduciary duty occurring after this Article became effective.
ARTICLE IX
          The corporation may amend or repeal any provision contained in these Articles and add Articles in the manner prescribed by statute.

5.	These Restated Articles of Incorporation were duly adopted on the 18 day of November, 1990, in accordance with the provisions of Section 642 of the Act. These Restated Articles of Incorporation restate, integrate, and further amend the provisions of the Articles of Incorporation and were duly adopted by the shareholders of the corporation. The necessary number of shares as required by statute were voted in favor of these Restated Articles.
     Signed this 18 day of November, 1990.

CENTRAL SANITARY LANDFILL, INC.

By	/s/ James L. McCormick
Its President